UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2012

Heavy Earth Resources, Inc.
 (Exact name of registrant as specified in Charter)

Florida (State or other jurisdiction of incorporation)	000-52979 (Commission File Number)	75-3160134 (IRS Employer Identification No.)

625 Second Street, #280, San Francisco, California	94107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (415) 813-5079

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 15, 2012, DCX S.A.S., a subsidiary (the “Subsidiary”) of Heavy Earth Resources, Inc. (the “Registrant”) entered into and closed a Withdraw and Transfer Agreement (the “Withdraw Agreement”) by and among SK Innovation Co. Ltd. (“SK”) and Petroamerica International Corp. (“PIC”) and the Subsidiary pursuant to which the Subsidiary agreed to voluntarily withdraw from the following: (i) the Exploration and Production of Hydrocarbons Contract for the Sinu San Jacinto North Block SSJN-5 originally granted to SK and the Subsidiary on December 5, 2008 (the “SSJN-5 E&P Contract”) by the Colombian National Hydrocarbons Agency (the “ANH”), (ii) the Temporary Union Agreement dated December 10, 2008 between SK and the Subsidiary for the formation of a temporary union between SK and the Subsidiary (the “Temporary Union Agreement”), and (iii) the joint operating agreement between SK and the Subsidiary setting forth the rights and obligations of each party pursuant to the SSJN-5 E&P Contract (the “Joint Operating Agreement”)  in exchange for SK’s and PIC’s assumption of all claims, liabilities and obligations of the Subsidiary arising from or pursuant to the SSJN-5 E&P Contract, Temporary Union Agreement  and the Joint Operating Agreement.  The Subsidiary will, for a period of six months following the closing of the Withdraw Agreement, indemnify SK of any claims from past obligations arising from any agreements between PIC and the Subsidiary, the SSJN-5 E&P Contract, the Temporary Union Agreement, or the Joint Operating Agreement and will indemnify both SK and PIC of any claims from past obligations arising from any agreements with third parties related to the SSJN-5 E&P Contract, the Temporary Union Agreement, or the Joint Operating Agreement.

The Withdraw Agreement also provides for the assignment of the Subsidiary’s 25% participating interest in the SSJN-5 E&P Contract to PIC and SK, subject to the approval of the ANH. The Withdraw Agreement will automatically terminate if the SSJN-5 E&P Contract or the Joint Operating Agreement is terminated prior to ANH approval.

This brief description of the Withdraw Agreement is only a summary of the material terms and is qualified in its entirety by reference to the full text of the Withdraw Agreement as attached hereto as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.01  Completion of Acquisition or Disposition of Assets.

On May 15, 2012, Deep Core Inc., a wholly-owned subsidiary (“Deep Core”) of the Registrant closed the Share Purchase Agreement by and among Petro Vista Energy Corp. (“PVC”), Petro Vista Energy Holdings (Barbados) Corp. (the “Seller”) and the Subsidiary (the “Share Purchase Agreement”) pursuant to which the Subsidiary acquired all of the outstanding shares of capital of Petro Vista Energy Colombia (Barbados) Corp. (“PV Colombia”), a wholly-owned subsidiary of the Seller, in exchange for: (i) a nominal cash payment of $1.00, (ii) the Subsidiary’s release of PVC from all its ongoing obligations pursuant to the Share Purchase Agreement dated December 6, 2011 (the “Petropuli SPA”) by and among the Seller, Petro Vista Energy Corp. and the Subsidiary, (iii) the Subsidiary’s release and payment to PVC of $75,000 as final payment of the Subsidiary’s payment obligations pursuant to the Petropuli SPA and (iv) the assumption of the balance of acquisition costs associated with the 25% participating interest in the La Maye Contract.  PV Colombia owns a 25% participating interest in the La Maye Block, consisting of approximately 68,302 gross acres located in Colombia’s Lower Magdalena Basin.  An exploration well, the Noelia-1, was drilled on the La Maye Block in October 2009, and the data obtained is awaiting testing.  We intend to devote a significant amount of resources to the exploration and development of the La Maye Block.  The Share Purchase Agreement is attached as Exhibit 10.1 to the Current Report on Form 8-K previously filed with the Securities and Exchange Commission on May 11, 2012.

On May 17, 2012, the Registrant intends to issue a press release to announce the Registrant’s closing of the Share Purchase Agreement for the acquisition of a 25% working interest in the La Maye Block and the Withdraw Agreement.  A copy of the release is attached as Exhibit 99.1.

The information in Exhibit 99.1 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Registrant’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this report on Form 8-K.

Exhibit Number	Description of Exhibit
10.1	Withdraw and Transfer Agreement by and among SK Innovation Co. Ltd., Petroamerica International Corp. and DCX S.A.S. dated May 15, 2012.
99.1	Press Release dated May 17, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Heavy Earth Resources, Inc.

Date: May 16, 2012	By:	/s/ Grant Draper
Grant Draper President and Chief Executive Officer